                                                                  EXHIBIT (j)(5)


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 55 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) on behalf of Eaton Vance Institutional Emerging Markets Fund of our report dated February 12, 1999, relating to Emerging Markets Portfolio which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also  consent  to the  reference  to our Firm under the  caption  "Other
Service   Providers"  in  the  Statement  of  Additional   Information   of  the
Registration Statement.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


April 22, 1999
Boston, Massachusetts